As filed with the Securities and Exchange Commission on November 27, 2002

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          EMISPHERE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                              13-3306985
     (State or other jurisdiction of          (IRS Employer Identification No.)
      incorporation or organization)

                      -------------------------------------

                           765 Old Saw Mill River Road
                            Tarrytown, New York 10591

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

         Emisphere Technologies, Inc. 2002 Broadbased Stock Option Plan
               Emisphere Technologies, Inc. 2000 Stock Option Plan
       Emisphere Technologies, Inc. Qualified Employee Stock Purchase Plan
                              (Full title of plans)

                               Michael M. Goldberg
          Chairman of the Board, President and Chief Executive Officer
                        c/o Emisphere Technologies, Inc.
                           765 Old Saw Mill River Road
                            Tarrytown, New York 10591
                     (Name and address of agent for service)

                                 (914) 347-2220
          (Telephone number, including area code, of agent for service)

                      -------------------------------------

                                    COPY TO:
                             Edwin S. Maynard, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                             New York, NY 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                           Proposed Maximum     Proposed Maximum
            Title of                Amount to be            Offering Price     Aggregate Offering       Amount of
  Securities to be Registered        Registered                Per Share              Price          Registration Fee
--------------------------------- ---------------------- -------------------- -------------------- ---------------------
Common Stock, par value
$0.01 per share (1)               1,490,000 shares (2)(3)    $4.01 (2)            $5,974,900             $549.69
------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also applies to rights under the registrant's Rights Agreement, which are attached to and tradable only with the shares of Common Stock registered hereby. No registration fees are required for such rights as they will be issued for no additional consideration
(2) Represents (a) 160,000 shares issuable upon exercise of options to be granted pursuant to the Emisphere Technologies, Inc. 2002 Broadbased Stock Option Plan, (b) 730,000 shares issuable upon exercise of options to be granted pursuant to the Emisphere Technologies, Inc. 2000 Stock Option Plan and (c) 600,000 shares issuable upon exercise of options granted pursuant to the Emisphere Technologies, Inc. Qualified Employee Stock Purchase Plan at an offering price, calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, equal to $4.01, the average of the high and low prices reported on the Nasdaq National Market on November 22, 2002.
(3) This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                EXPLANATORY NOTE

         The purpose of this Registration Statement is to register a total of 1,490,000 shares of our common stock for issuance under our employee benefit plans. A total of 160,000 shares will be made available for issuance upon the exercise of options under our newly adopted 2002 Broadbased Stock Option Plan. This Registration Statement also includes the registration of (i) 730,000 additional shares of our common stock available for issuance upon the exercise of options under our 2000 Stock Option Plan and (ii) an additional 600,000 shares available for issuance upon the exercise of options under our Qualified Employee Stock Purchase Plan. The information related to each of the plans referred to above required in a Section 10(a) prospectus is included in documents being maintained and delivered by Emisphere as required by Rule 428 under the Securities Act of 1933. We will provide to participants in the plans a written statement advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of this Registration Statement on Form S-8.


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


                                     PART I

                             INFORMATION REQUIRED IN
                          THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not required to be filed in the Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed in the Registration Statement.


                                    PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Emisphere with the Securities and Exchange Commission are incorporated herein by reference:

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         (b)      Our Current Report on Form 8-K filed on January 30, 2001,

         (c) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

         (d) The description of Emisphere's preferred stock purchase rights contained in its Registration Statement on Form 8-A-12G/A, dated June 7, 2001; and

         (e) The description of Emisphere's Common Stock contained in its Registration Statement on Form 8-A, dated September 11, 1990.

         All documents filed by Emisphere pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of it from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference to this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement


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

contained in such (or in any other subsequently filed documents which also is or is deemed to be incorporated by reference) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation)by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Emisphere's Restated Certificate of Incorporation contains such a provision.

         Article Twelve of Emisphere's Restated Certificate of Incorporation and Article Five of Emisphere's By-laws provide that Emisphere shall indemnify officers, directors, employees and agents of Emisphere, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. The Restated Certificate of Incorporation and By-Laws also permit the Board of Directors to authorize Emisphere to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of Emisphere arising out of his capacity as such. Emisphere has obtained such directors' and officers' insurance insuring, subject to certain conditions, its directors and officers against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         A list of Exhibits to this Registration Statement is set forth in the
Exhibit Index starting on page II-1.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually


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

                  or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in it, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered in it, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 27, 2002.


                                  EMISPHERE TECHNOLOGIES, INC.


                                  By:   /s/ Michael M. Goldberg, M.D
                                       ----------------------------------------
                                       Michael M. Goldberg, M.D.
                                       Chairman of the Board and Chief
                                       Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Goldberg, M.D. and Frederick
D. Cobb as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


        SIGNATURE                             TITLE                            DATE

/s/ Michael M. Goldberg, M.D.       Chairman of the Board and Chief
-------------------------------     Executive Officer                    November 27, 2002
Michael M. Goldberg, M.D.


/s/ Alan W. Dunton, M.D.            President, Chief Operating
-------------------------------     Officer and Director                 November 27, 2002
   Alan W. Dunton. M.D.


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

/s/ Howard M. Pack                  Director                             November 27, 2002
-------------------------------
    Howard M. Pack


                                    Director
-------------------------------
    Jere E. Goyan


                                    Director
-------------------------------
Mark I. Greene, M.D., Ph.D.


                                    Director
-------------------------------
 Joseph R. Robinson, M.D.


/s/ Robert J. Levenson              Director                             November 27, 2002
-------------------------------
Robert J. Levenson


/s/ Fredrick D. Cobb                (Principal Accounting Officer)        November 27, 2002
-------------------------------
Fredrick D. Cobb

                                  EXHIBIT INDEX

EXHIBIT       DESCRIPTION

5.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Emisphere, regarding the legality of the common stock being registered.

10.1          Amendment to the Emisphere Technologies, Inc. 2000 Stock Option
              Plan.

10.2          Emisphere Technologies, Inc. 2002 Broadbased Stock Option Plan.

10.3 Amendment to the Emisphere Technologies, Inc. Qualified Employee Stock Purchase Plan.

23.1 Consent of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Emisphere (contained in Exhibit 5.1).

23.2          Consent of PricewaterhouseCoopers LLP (regarding the registrant).

24.1          Powers of Attorney (included on signature page).



                                      II-1